Exhibit 99.1

NEWS RELEASE

HECLA REPORTS ESTIMATED SECOND QUARTER RESULTS

FOR IMMEDIATE RELEASE

June 28, 2017

COEUR D’ALENE, IDAHO — Hecla Mining Company (NYSE:HL) today announced estimated realized prices, production, revenue, net income (loss) and Adjusted EBITDA for the second quarter of 2017, based on preliminary information available as of June 21, 2017.¹

The following table summarizes estimated results that are expected to be within the following ranges:

Second Quarter Ending June 30, 2017
	Estimated Realized Price	Estimated Production	Estimated Revenue[2]
Silver	$16.50-$17.30/oz	2.4-2.8 Moz	$43-$47 M
Gold	$1,235-$1,265/oz	50-52 koz	$64-$66 M
Lead	$0.92-$0.99/lb	8.4-8.8 Mlbs	$7.5-$9 M
Zinc	$1.11-$1.20/lb	25-26 Mlbs	$19-$22 M
Treatment Charges			$(6.5)-$(7) M
Total Revenues			$127-$137 M

Second Quarter 2017 Highlights (Preliminary Results/Developments)

•	The Company expects that its operating mines will perform in line with its estimates for the second quarter.

•	Net loss applicable to common stockholders is expected to be in the range of $(2.0) – $(8.0) million.

•	Adjusted EBITDA for the second quarter is expected to be in the range of $38 – $48 million.

•	Production, sales and Adjusted EBITDA are lower than the metrics recorded in the first quarter due in part to lower silver, lead and zinc prices, the expected lower grade at Greens Creek and the ongoing strike at Lucky Friday.

•	The Company expects to extend its $100 million credit facility to July 2020.

•	The Company and the union representing unionized workers at Lucky Friday are scheduled to meet in early July.

ABOUT HECLA

Founded in 1891, Hecla Mining Company (NYSE:HL) is a leading low-cost U.S. silver producer with operating mines in Alaska, Idaho and Mexico, and is a growing gold producer with an operating mine in Quebec, Canada. The Company also has exploration and pre-

Investor Relations, Hecla Mining Company ● 1-800-432-5291● hmc-info@hecla-mining.com	1

development properties in seven world-class silver and gold mining districts in the U.S., Canada, and Mexico, and an exploration office and investments in early-stage silver exploration projects in Canada.

NOTES

(1)	See cautionary statement regarding estimated results at the end of this release.
(2)	Estimated revenue is calculated by multiplying estimated realized price by estimated payable metal sold (not estimated production).

Cautionary Statements Regarding Estimated Results

In this news release we include certain estimated preliminary second quarter 2017 operating and financial results, including metals production, sales, revenues, realized prices, treatment charges, and Adjusted EBITDA. Each of these amounts is preliminary and reflects only the Company’s estimated second quarter 2017 results as of the date of this news release, based on information available as of June 21, 2017, and should not be regarded as a representation by the Company as to its actual results for such quarter. Actual reported second quarter 2017 results are subject to the Company’s financial closing procedures, completion of the financial statements, and management’s final review as well as review by the Company’s independent registered public accounting firm and may vary significantly from the preliminary estimates due to a number of factors, including, without limitation, additional or revised information, changes in accounting standards or policies or in how those standards are applied, and certain risks the Company faces, including, but not limited to those described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. You are cautioned not to place undue reliance on these preliminary estimates of our second quarter 2017 operating and financial results.

Cautionary Statements Regarding Forward Looking Statements

Statements made or information provided in this news release that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws. Words such as “may”, “will”, “should”, “expects”, “intends”, “projects”, “believes”, “estimates”, “targets”, “anticipates” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements or forward-looking information include statements or information regarding estimates of silver production for the second quarter of 2017 on a consolidated basis and at each of the Greens Creek, Lucky Friday and San Sebastian mines, second quarter 2017 gold production at Casa Berardi. The material factors or assumptions used to develop such forward-looking statements or forward-looking information include that the Company’s plans for development and production will proceed as expected and will not require revision as a result of risks or uncertainties, whether known, unknown or unanticipated, to which the Company’s operations are subject.

Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected or implied. These risks and uncertainties include, but are not limited to, metals price volatility, volatility of metals production and costs, litigation, regulatory and environmental risks, operating risks, project development risks, political risks, labor issues, ability to raise financing and exploration risks and results. Refer to the Company’s Form 10K and 10-Q reports for a more detailed discussion of factors that may impact expected future results. The Company undertakes no obligation and has no intention of updating forward-looking statements other than as may be required by law.

For further information, please contact:

Mike Westerlund

Vice President – Investor Relations

800-HECLA91 (800-432-5291)

Investor Relations

Email: hmc-info@hecla-mining.com

Website: www.hecla-mining.com

Investor Relations, Hecla Mining Company ● 1-800-432-5291● hmc-info@hecla-mining.com	2

Consolidated Q2/2017 Adjusted EBITDA Reconciliation

Dollars are in millions	Three Months Ending June 30, 2017
Net income (loss)(1)	($8.0) - $(2.0)
Plus: Income tax provision(2)	(5.3) - (1.3)
Plus: Interest expense, net of amount capitalized	9.4
Plus: Depreciation, depletion and amortization expense	25.5
Plus: Pre-development expense	2.2
Plus: Acquisition costs/debt related costs(3)	0.0
Less: Foreign exchange loss(4)	0.3
Less: Loss on derivative contracts(5)	(3.1)
Plus: Lucky Friday suspension costs	7.7
Plus: Provisional price losses	0.1
Plus: Stock based compensation	1.2
Plus: Provision for closed operations and environmental matters	1.2
Plus: Exploration expense	6.8

Adjusted EBITDA	$38 - $48

(1)	Net income/(loss) for the three months ending June 30, 2017 is estimated based on multiple assumptions, including items outlined in footnotes (2), (3), (4) and (5) below. If any of these assumptions change or prove to be inaccurate then actual final reported net income (loss) will be different than this estimated preliminary net loss amount.
(2)	For the three months ending June 30, 2017, income taxes are estimated based on statutory rates. Final actual income tax expense/benefit may differ from this estimated preliminary amount which would cause the actual final reported net income (loss) amount to be different than the estimated preliminary net loss amount.
(3)	For the three months ending June 30, 2017, estimated debt related costs do not include related fees and transaction costs associated with the issuance of the new notes and the retirement of the current notes.
(4)	Foreign exchange gain (loss) is primarily related to re-measurement, to U.S. dollars, of our monetary asset and liability balances denominated in Canadian dollars and Mexican pesos. The estimated foreign exchange loss for the three months ending June 30, 2017 is based on the closing exchange rates between the U.S. dollar and the Canadian dollar and Mexican peso as of June 26, 2017. Any change in the exchange rate before the end of the second quarter could cause this estimated preliminary amount to differ from the actual final reported amount which would cause the actual final reported net income (loss) amount to be different than the estimated preliminary net loss amount.
(5)	For the three months ending June 30, 2017, estimated loss on derivative contracts are based on prices as of June 20, 2017.

Investor Relations, Hecla Mining Company ● 1-800-432-5291● hmc-info@hecla-mining.com	3